NINTH AMENDMENT
TO THE TRANSFER AGENT SERVICING AGREEMENT

THIS NINTH AMENDMENT dated as of November ____, 2014, to the Transfer Agent Servicing Agreement dated as of August 10, 2004, as amended August 15, 2005, June 8, 2007, October 8, 2007, August 14, 2009, January 15, 2010, February 12, 2010, July 27, 2010 and January 1, 2013 (the "Agreement"), is entered into by and between Intrepid Capital Management Funds Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the Intrepid International Fund and to amend the fees; and

WHEREAS, Section 9 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Amended Exhibit B is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

INTREPID CAPITAL MANANGEMENT	U.S. BANCORP FUND SERVICES, LLC
FUNDS TRUST

By: ______________________________	By: ________________________________

Name: ___________________________	Name: Michael R. McVoy

Title: ___________________________	Title: Executive Vice President

11/2014	1

Amended Exhibit A to the Transfer Agent Servicing Agreement – Intrepid Capital Management Funds Trust

Fund Names

Name of Series Intrepid Capital Fund08-10-2004 Intrepid Small Cap Fund Intrepid Income Fund Intrepid Disciplined Value Fund Intrepid International Fund

11/2014	2

Amended Exhibit B to the Transfer Agent Servicing Agreement – Intrepid Capital Management Funds Trust

TRANSFER AGENT & SHAREHOLDER SERVICES ANNUAL FEE SCHEDULE - Effective December 31, 2014

Service Charges to the Fund*
Annual Shareholder Account Fee (see minimum)
   ♦ No-Load  - $[  ] /account
   ♦ Matrix Level 3- $[  ] /account
   ♦ Closed Accounts - $[  ] /account

Annual Minimum
   ♦ $[  ] Intrepid Capital Fund
   ♦ $[  ] Intrepid Capital Fund Class I

   ♦ $[  ] Intrepid Small Cap Fund
   ♦ $[  ] Intrepid  Small Cap Fund Class I

   ♦ $[  ] Intrepid Income Fund Class I

   ♦ $[  ] Intrepid Disciplined Value Fund

   ♦ $[  ] Intrepid International Fund

Activity Charges
   ♦ Telephone Calls - $[  ] /minute
   ♦ Voice Response Calls- $[  ] /call
   ♦ Average Cost Basis Reporting $[  ] /account
   ♦ Disaster Recovery $[  ] /open account
   ♦ AML New Account Service - $[  ] /new domestic
            accounts and $[  ] /new foreign account; $[  ]
            /shareholder verification
   ♦ Omnibus Account Transactions $[  ] /transaction
   ♦ Daily Valuation Trades $[  ] trade
   ♦ ACH/EFT Shareholder Services:
$[  ] /month/fund group
$[  ] /ACH item, setup, change
$[  ]  /correction, reversal

Short-Term Trader*-Software application used to track
and/or assess transaction fees that are determined to
be short-term trades.  Service can be applied to some
or all funds within a fund family.  Fees will be applied if
the fund(s) have a redemption fee.

   ♦ [  ]  days or less- $[  ] /open account

*Waived for the Intrepid Capital Fund- Investor Class,
Intrepid Small Cap Fund- Investor Class, Intrepid
Disciplined Value  Fund and Intrepid Income Fund

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners and RIAs to use a
Web-based system to perform account inquiry.
  ♦  Inquiry Only
          -Inquiry  $[  ] /event
          -Broker ID $[  ] /month/ID

Client Web Data Access
Client on-line access to fund and investor data through USBFS technology applications and data delivery security software.
  ♦  $[  ] /month for ReportSource

Inbound Teleservicing (Literature Fulfillment Services)
  ♦  Account Management
       $[  ] /month (account management, lead reporting
       and database administration)
  ♦  Out-Of-Pocket Expenses
        Kit and order processing expenses, postage
        And printing

Qualified Plan Fees (Billed to Investors)
  ♦  $[  ] /qualified plan acct (Cap at $[  ] /SSN)
  ♦  $[  ] /Coverdell ESA acct (Cap at $[  ] /SSN)
  ♦  $[  ] /transfer to successor trustee
  ♦  $[  ] /participant distribution (Excluding SWPs)
  ♦  $[  ] /refund of excess contribution

Shareholder Fees (Billed to Investors)
  ♦  $[  ] /outgoing wire transfer
  ♦  $[  ] /overnight delivery
  ♦  $[  ] /telephone exchange
  ♦  $[  ] /return check or ACH
  ♦  $[  ] /stop payment
  ♦  $[  ] /research request per account (Cap at $[  ]
       request) (For requested items of the second calendar
       year [or previous] to the request)

 Out-of-pocket Costs - Including but not limited to:
  ♦  Telephone toll-free lines, call transfers, etc.
  ♦  Mailing, sorting and postage
  ♦  Stationery, envelopes
  ♦  Programming, special reports
  ♦  Insurance, record retention, microfilm/fiche
  ♦  Proxies, proxy services
  ♦  Lost shareholder search
  ♦  ACH fees
  ♦  NSCC charges
  ♦  All other out-of-pocket expenses

* Subject to CPI increase, Milwaukee MSA.

11/2014	3

Amended Exhibit B (continued) to the Transfer Agent Servicing Agreement – Intrepid Capital Management Funds Trust effective December 31, 2014

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

▪  FAN Web Select- Informed Design*
−	Implementation – Quoted separately
−	Annual Base Fee - $[ ] /year
▪  Customization - $[  ]  /hour- (subject to change at prevailing rates of vendor)
▪  Activity (Session) Fees:
−	Inquiry - $[ ] /event
−	Account Maintenance - $[ ] /event
−	Transaction – financial transactions, reorder statements, etc. - $[ ] /event
−	New Account Setup - $[ ] /event (Not available with FAN Web Select)
▪  Strong Authentication:
−	$[ ] /month per active FAN Web ID (Any ID that has had activity within the [ ] -day period prior to the billing cycle)

* The Intrepid Capital Funds have agreed to migrate from their existing FANWeb site to Informed Design.
Fees are expected to be implemented on, or around, January 19, 2015, once all programming is completed.

11/2014	4

Amended Exhibit B to the Transfer Agent Servicing Agreement – Intrepid Capital Management Funds Trust
Informa Shareholder Electronic Statement Services Supplemental Services Fee Schedule at December 31, 2014

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
▪  Document Loading, Storage, and Access - $[  ]/statement
▪  Document Consent Processing, Suppression, and Notification - $[  ]/suppressed statement
▪  Development & Implementation of Electronic Investor Statements - $[  ] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
▪  Document Loading, Storage, and Access - $[  ]/statement
▪  Document Consent Processing, Suppression, and Notification - $[  ]/suppressed statement
▪  Development & Implementation of Electronic Tax Statements - $[  ] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
▪  Document Loading, Storage, and Access
▪  Document Consent Processing, Suppression, and Notification - $[  ]/suppressed statement
▪  Development & Implementation of Electronic Compliance Documents - $[  ] initial setup fee
Note: Annual compliance minimum fee of $[  ].

FAN Web Transaction Fees
▪  View Consent Enrollment - $[  ]/transaction
▪  Consent Enrollment - $[  ]/transaction
▪  View Statements - $[  ]/view

Notes:

All pricing based upon contractual three-year term.  Proposal is rough estimate based upon client request.  Rates subject to change once formal business requirements are received and reviewed.  Estimate is valid for 90 days based on the following conditions:
▪
Document Loading, Storage and Access - Statements presented as PDF documents.  Includes data preparation for web-based presentment, document loading, hot storage for two years (2) on primary DASD and WORM-media and unlimited access.  Statements will be loaded for all accounts, regardless of consent.

▪
Document Consent Processing, Suppression & Notification – On-line consent registration, paper suppression, processing, quality control and email notification of document availability to an ISP address. Suppression and Notification volume will be determined by customer consent. Email notification of document availability to an ISP address. Notification volume will be determined by customer consent.

▪
Document Setup & Development Fees-- Includes gathering business requirements and creation of functional specification document with record types II, AS, and AT, utilizing a DST OUTPUT MIMS data feed.  Applies to major classes of documents (e.g. daily confirm, investor, and tax documents) and significantly different documents within a class (e.g. a high net worth statement).  Document set up fees will be determined upon requirements gathering and defining project scope.

▪	Consent options will be reflected on TA2000; Email tracking and reporting on TA2000 Electronic Media reports
Standard Development Fee- Fee assessed for any additional programming outside of the initial implementation scope or any additional post-production enhancements.

11/2014	5